FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 9, 2008

AMERICAN METAL & TECHNOLOGY, INC.
(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 28th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2321
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

American Metal & Technology, Inc. (the “Company”) has announced in a press release issued on May 9, 2008 its financial results for the first quarter ended March 31, 2008, as well as revised estimates for the full year ending December 31, 2008.  The press release highlighted the Company’s growth during the three months ended March 31, 2008, in which the Company recorded net sales of $4.9 million, an increase of 133.3% compared to the same period in 2007.  Among other financial data, the Company also announced a gross profit of $1.5 million during the three months ended March 31, 2008, an increase of 121.6% compared to the same period in 2007, and net income of $1.0 million, an increase of 161.3% compared to the same period in 2007.

The Company also further detailed its plans to invest $3 million to build additional facilities at its Langfang manufacturing center. This second phase of the Company’s  four-phase expansion plan will add two buildings totaling 10,900 square meters, increasing annual capacity for casting products by 50% to 3,600 tons from 2,400 tons, while also enhancing its capabilities for the development and manufacture of circuit board solutions.  During the three months ended March 31, 2008, the Company acquired and installed nine (9) new high-precision lathe machines, and added an additional one (1) machine in April 2008.  The Company currently utilizes 60 lathe machines, compared to 40 machine machines utilized a year ago.

The Company also revised its forecasts for the full-year 2008, expecting net income of $3.2 million to $3.4 million and earnings per shares of $0.29 to $0.32, compared to net income of  $2.9 million to $3.1 and earnings per share of $0.27 to $0.29 projected after the full year ended December 31, 2007.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: May 9, 2008	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO